      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 2000


                                                      REGISTRATION NO. 333-24619
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------


                 POST-EFFECTIVE AMENDMENT NO. 2 TO FORM SB-2 ON
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              ---------------------

                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              ---------------------


          GEORGIA                                             58-1915632
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                           Identification Number)

                        1950 SPECTRUM CIRCLE, SUITE B-100
                             MARIETTA, GEORGIA 30067
                                 (678) 264-0400
    (Address, including zip code, and telephone number, including area code, of principal executive offices)
                                 DENNIS A. BAKAL
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.
                        1950 SPECTRUM CIRCLE, SUITE B-100
                             MARIETTA, GEORGIA 30067
                            TELEPHONE: (678) 264-0400
                            FACSIMILE: (770) 955-2894
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             -----------------------
                                    COPY TO:

                              JON H. KLAPPER, ESQ.
                         SMITH, GAMBRELL & RUSSELL, LLP
                      1230 PEACHTREE ST., N.E., SUITE 3100
                           ATLANTA, GEORGIA 30309-3592
                            TELEPHONE: (404) 815-3500
                            FACSIMILE: (404) 815-3509

     Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AND FROM TIME TO TIME AS DETERMINED BY MARKET CONDITIONS.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION,
                               DATED MAY 2, 2000



                                1,437,500 SHARES
                                  COMMON STOCK



                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.


         This prospectus relates to the possible issuance by us from time to time of up to 1,437,500 shares of our common stock to the holders of our currently outstanding publicly-traded redeemable common stock purchase warrants upon the exercise of these warrants by holders and in accordance with a warrant agreement relating to the warrants between us and Registrar & Transfer Co., as warrant agent. We offered and sold the warrants to the public pursuant to a prospectus dated June 19, 1997 as part of our initial public offering of 1,250,000 shares of our common stock and 1,437,500 warrants. Each warrant entitles the holder to purchase one share of common stock at a price of $3.00 per share. Subject to the effectiveness of the registration statement of which this prospectus is a part, the warrants may be exercised at any time prior to the close of business on June 19, 2002.


         Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "TRUC." The warrants are quoted on the Nasdaq SmallCap Market under the symbol "TRUCW." On May 1, 2000, the closing sales price of our common stock and warrants on the Nasdaq SmallCap Market was $2.56 per share and $0.44 per warrant.


         We will not receive any proceeds from the sale of common stock which might be sold after the exercise of the warrants, but will receive the exercise price of the warrants.

         YOU SHOULD READ THE DESCRIPTION OF CERTAIN RISKS UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 3 BEFORE PURCHASING OUR COMMON STOCK.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  MAY __, 2000

                          INFORMATION ABOUT THE COMPANY

         At Professional Transportation Group Ltd., Inc., we provide transportation and logistics services primarily for the air freight and expedited delivery and floorcovering industries throughout the continental United States.

         We file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings also are available to the public from the SEC's website at www.sec.gov. We distribute to our shareholders and warrant holders annual reports containing audited financial statements.

                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering is completed:


         1. Annual Report on Form 10-K for the year ended December 31, 1999, as amended.

         2. The description of the common stock contained in our Registration Statement on Form 8-A (declared effective on June 19, 1997) under Section 12 of the Securities Exchange Act of 1934.


You may request a copy of these filings, at no cost, by writing or calling us at:

PROFESSIONAL TRANSPORTATION GROUP LTD., INC.

1950 Spectrum Circle, Suite B-100
Marietta, Georgia  30067
Attention: Chief Financial Officer
Telephone: (678) 264-0400

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with different information. The common stock will not be offered in any state where an offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover of this prospectus.

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus, including the documents that we incorporate by reference, before you decide to purchase shares of common stock.

         Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "intend," "anticipate," "estimate," "continue" or similar words. These statements discuss future expectations, estimate the happening of future events or our financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents that we incorporate by reference. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

WE HAVE A HISTORY OF NET LOSSES


         In four of the last five years, we incurred the following net income or losses:

                           -        1999: net loss of $2.9 million

                           -        1998: net loss of almost $3.5 million

                           -        1997: net loss of almost $1.8 million

                           -        1996: net income of $184,078

                           -        1995: net loss of $155,200

         At the end of December 1999, we had a shareholders' deficit of approximately $418,000. Although much of our recent losses were incurred during the time we provided less-than-truckload operations for the carpet and floorcovering industry pursuant to the now terminated marketing agreement with Continental American Transportation, Inc., there can be no assurance that we will not continue to lose money in the future.


POSSIBLE NEED FOR ADDITIONAL FINANCING

         Our capital requirements have been and will continue to be significant. We anticipate, based on currently proposed plans and assumptions relating to our operations, that cash flows from operations and amounts available under our credit arrangements may not be sufficient to satisfy our contemplated cash requirements during 2000. If cash flows and amounts available under our credit arrangements otherwise prove to be insufficient to fund operations (due to unanticipated expenses, delays, problems, difficulties or otherwise), we will be required to minimize cash expenditures and/or obtain additional financing in order to support our plan of operations. Other than our preferred stock, the 10% convertible debentures, our public warrants and other outstanding options and warrants, we have no current arrangements with respect to, or sources of, additional financing and we cannot guarantee that any additional financing will be available to us on acceptable terms, or at all.


WE CANNOT ASSURE YOU THAT WE WILL EFFECTIVELY MANAGE OUR GROWTH

         Our revenues have grown rapidly since we began operating in 1990. However, we cannot guarantee that we will continue to grow at a similar pace, or that we will effectively respond and adapt to any future growth. The growth in our business in recent years has greatly increased our operating expenses. As we expand our business further, operating expenses will probably continue to increase, and revenue may not grow enough for us to meet our operating expenditures or to earn a profit in the future.

WE DEPEND ON A FEW LARGE CUSTOMERS

         In 1998 and 1999, our five largest customers accounted for approximately 52% and 70%, respectively, of our revenue. FedEx was our largest customer during these periods, with 33% and 41%, respectively, of revenue. Although we have a signed written agreement with FedEx, all other customers can cancel our services anytime. Also, under FedEx's contract, it does not have to use our services and can cancel the agreement with 30 days written notice. Our agreement with FedEx terminates in May 2000 and there is no guarantee that this agreement will be renewed. Our business and finances will be negatively affected if we lose FedEx as a customer, or if many other customers stop using our services.


THE SUCCESS OF OUR BUSINESS DEPENDS ON ECONOMIC FACTORS BEYOND OUR CONTROL

         We have little or no control over many economic factors that affect our business, including:

                           -        fuel prices;

                           -        cost of employees and employee benefits;

                           -        interest rates;

                           -        insurance premiums; and

                           -        customers' business cycles.

These factors are important because if the cost of any one of them increases more than our revenues, or if any of them affect our customers, it could negatively affect our overall business and finances.


THE TRUCKLOAD TRANSPORTATION INDUSTRY IS VERY COMPETITIVE

         The truckload transportation industry is very fragmented and intensely competitive. It includes many regional, inter-regional and national truckload carriers, none of which dominates the market. We compete with both small operators, who often have lower overhead costs, and with significantly larger companies, who have greater financial and other resources than us. Companies in this industry compete with one another on freight rates, service, efficiency, and availability of equipment.


OUR BUSINESS DEPENDS ON THE AVAILABILITY OF DRIVERS

         We utilize the services of both employee drivers and independent contractors. The trucking industry has in the past and will probably continue in the future to experience shortages of qualified drivers and independent contractors. Such a shortage in the future could negatively affect our business and finances, particularly if we have prolonged difficulty in attracting or keeping qualified drivers or independent contractors.


WE MAY NEED ADDITIONAL FINANCING

         Our business is very capital intensive. We depend on operating leases and debt financing to expand and maintain a modern operating fleet. If we are unable to obtain acceptable leases or additional financing, we will be forced to limit our growth or use our fleet for longer periods of time, which could negatively affect our business and finances.


CHANGES IN GOVERNMENT REGULATIONS COULD AFFECT OUR BUSINESS

         The government regulates our operations at the local, state and federal level. Thus far, we have been able to comply with these laws and regulations without much difficulty, but any additions or changes to current laws and regulations could negatively affect our business and finances.


OUR INSURANCE MAY NOT COVER ALL LIABILITIES OR LOSSES

         The business of moving freight by its nature creates a risk of liability. This risk may grow as we expand our operations. We believe that our current commercial liability insurance is sufficient to cover any losses. However, we cannot guarantee that our coverage will fully protect our business and assets from all claims or that we can obtain additional insurance at commercially reasonable rates. Any losses or claims that go beyond the limits or scope of our coverage could negatively affect our business and finances.


OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL

         Our success depends in large part on the continued services and efforts of Dennis A. Bakal, our President and CEO, and other key personnel. In April 1997, we entered into three-year renewable employment agreements with Mr. Bakal and several other executive officers. If we lose the services of these individuals, it could negatively affect our business and finances. Our success and plans for future growth will also depend on our ability to attract and keep on satisfactory terms additional qualified management and other employees.


ONE SHAREHOLDER OWNS A CONTROLLING NUMBER OF SHARES

         Logistics Management, L.L.C. beneficially owns 2.5 million shares of our common stock, or about 36% of the outstanding shares. As a result, Logistics Management is able to control the outcome of shareholder votes, including the election of directors, as well as the selection of management and the direction of company policy.


WE MAY HAVE CONFLICTS OF INTEREST WITH OUR CHIEF EXECUTIVE OFFICER

         Dennis A. Bakal, our President and CEO, is also an officer, director or shareholder of several other businesses. In the past, we have transacted business with Mr. Bakal and his affiliate businesses. For example, we sublease office and warehouse space from Professional Sales Group, Inc., which Mr. Bakal owns. As a result of these transactions, our interests may sometimes be inconsistent with Mr. Bakal's interests in his affiliated businesses.


CERTAIN MEASURES THAT WE HAVE ADOPTED HAVE ANTI-TAKEOVER EFFECTS

         Our articles of incorporation and bylaws include provisions that may discourage or prevent changes in control, even in cases where you could receive a high price for your shares. Under one such provision, the board of directors can issue 100,000 shares of "blank check" preferred stock, with whatever rights and preferences the Board chooses, without your approval. If the board issued preferred stock with rights superior to the common stock, it could negatively affect you and could lower the price or value of your stock. The issuance of this preferred stock could make it more difficult for outside parties to take us over or remove management and could discourage bids for control that might give you a high price for your stock.


SHAREHOLDER PROPOSALS AND NOMINATIONS MUST MEET CERTAIN REQUIREMENTS

         Our bylaws require shareholders who want to bring up business or nominate candidates for election as directors at a shareholders meeting to provide timely written notice. This means that we must receive your notice at our main office between 60 and 90 days before the meeting. The bylaws also set out a required written format for these notices. These provisions could prevent such matters or nominations from being brought before the meeting.


WE DO NOT PLAN TO PAY DIVIDENDS

         We intend to use all future earnings in the development of our business and do not plan to pay cash dividends in the foreseeable future.


WE ARE INVOLVED IN LITIGATION

         From time to time we are involved in lawsuits, the outcome of which are uncertain. In the event that we are not successful in defending against these actions, we may be required to pay money damages, which could negatively affect our business and finances.

WE CANNOT GUARANTEE THAT OUR SECURITIES WILL CONTINUE TO MEET THE LISTING AND MAINTENANCE CRITERIA FOR THE NASDAQ SYSTEM; "PENNY STOCK" REGULATIONS

         The Nasdaq SmallCap Market is the market on which our securities are traded. Continued inclusion on the Nasdaq SmallCap Market currently requires net tangible assets of $2 million, market capitalization of $35 million or net income of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. If we fail to maintain the minimum threshold requirements to maintain our inclusion on the Nasdaq SmallCap Market, our securities would lose their listing, and trading would be conducted, if at all, in the over-the-counter market known as the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

         The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. If our securities are removed from listing on the Nasdaq SmallCap Market, and are traded at a price below $5.00, they may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market and the risks of investing in our securities. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect your ability to sell our securities in the secondary market.


POSSIBLE VOLATILITY OF MARKET PRICE FOR OUR COMMON STOCK

         From time to time and in particular during the last several years, the stock market generally has experienced a high level of price and volume volatility, and market prices for the securities of many companies have experienced wide price fluctuations not necessarily related to the operating performance of such companies. We believe that factors such as announcements of developments related to our business, sales of our common stock in the public market, and shortfalls or changes in our financial results from analysts' expectations could cause the price of our securities to fluctuate substantially.


ADDITIONAL SHARES WILL BE ELIGIBLE FOR PUBLIC SALE IN THE FUTURE


         As of April 14, 2000, there were 6,930,626 shares of our common stock outstanding. An additional 3,626,502 shares of common stock are issuable upon the exercise of outstanding options and warrants, including warrants to purchase 1,437,500 shares of common stock issued to the holders of the public warrants. Substantially all of these shares, when issued, may be immediately resold in the public market pursuant to effective registration statements under the Securities Act of 1933 or pursuant to Rule 144 under the Securities Act. The public warrants may immediately be resold in the public market once the registration statement of which this prospectus is a part is declared effective.


         We cannot give you any assurance as to the effect, if any, that future sales of common stock, or the availability of shares of common stock for future sales, will have on the market price of our common stock from time to time. Sales of substantial amounts of common stock (particularly shares issued upon conversion of the series A preferred stock), or the possibility of such sales, could negatively affect the market price of our common stock and also impair our ability to raise capital through an offering of equity securities in the future.


EFFECT OF ISSUANCE OF COMMON STOCK UPON EXERCISE OF WARRANTS AND OPTIONS


         As of May 1, 2000, there were outstanding options and warrants to purchase 3,626,502 shares of our common stock, including the warrants which are the subject of this prospectus.

         The exercise of warrants or options and the sale of the underlying shares of common stock (or even the potential of such exercise or sale) could have a negative effect on the market price of our common stock, and will have a dilutive impact on other shareholders. Moreover, the terms upon which we will be able to obtain additional equity capital may be negatively affected since the holders of outstanding warrants and options can be expected to exercise them, to the extent they are able, at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable than those provided in such warrants or options.


FORWARD-LOOKING INFORMATION IS UNCERTAIN AND COULD BE WRONG

         This prospectus contains forward-looking statements that involve risks and uncertainties. These statements deal with our future plans and growth strategies, as well as trends we anticipate in our industry. We base these forward-looking statements largely on our expectations, which are subject to risks and uncertainties often beyond our control. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including those described in this section and elsewhere in this prospectus. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this prospectus will in fact occur or prove to be accurate.

                                 USE OF PROCEEDS

         The net proceeds from any issuance of common stock upon exercise of the warrants is expected to be used for working capital and general corporate purposes.

                              PLAN OF DISTRIBUTION

         We may from time to time issue up to 1,437,500 shares of common stock to the holders of the warrants upon exercise thereof by such holders and in accordance with the warrant agreement. We will issue the common stock directly or through agents to the holders of the warrants.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby has been passed upon by Smith, Gambrell & Russell, LLP, Atlanta, Georgia.

                                     EXPERTS

         The consolidated financial statements of Professional Transportation Group Ltd., Inc. at December 31, 1999 and for the year ended December 31, 1999, appearing in our Annual Report (on Form 10-K) for the year ended December 31, 1999 incorporated by reference in this registration statement have been audited by Yohalem, Gillman & Company LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. The consolidated financial statements of Professional Transportation Group Ltd., Inc. at December 31, 1998 and for the years ended December 31, 1997 and 1998, appearing in our Annual Report (on Form 10-K) for the year ended December 31, 1999 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said reports which contains an explanatory paragraph with respect to our ability to continue as a going concern.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

              ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated below:


SEC registration fee ..............  $     0.00

Listing fees ......................   17,500.00

Legal fees and expenses ...........    5,000.00

Printing expenses .................    2,000.00

Accounting fees ...................    3,500.00

         Total ....................  $28.000.00


              ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VII of the Registrant's by-laws provides that a director, officer, employee or agent of the Registrant or of another entity at the request of the Registrant shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with certain actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action") if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of derivative actions, indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no person who has been adjudged to be liable to the Registrant shall be entitled to indemnification unless a court determines that despite such adjudication of liability but in view of all of the circumstances of the case, the person seeking indemnification is fairly and reasonably entitled to be indemnified for such expenses as the court deems proper.

         Article 7.3 of the Registrant's by-laws further provides that directors and officers may, as authorized by the Board generally or as to a specific case or person(s), be paid by the Registrant the expenses incurred in defending the proceedings specified above in advance of their final disposition, provided that such payment will only be made upon delivery to the Registrant by the indemnified party of an undertaking to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

         Article 7.4 of the Registrant's by-laws provides that the right to indemnification and the advancement of provided in the Article will not be exclusive of any other right which any person may have or acquire under the by-laws, any agreement, or otherwise.

         Finally, Article 7.5 of the Registrant's by-laws provides that the Registrant may purchase and maintain insurance on behalf of persons entitled to indemnification under this Article against any liability, whether or not the Registrant would have the power to indemnify such persons against such liability under the provisions of Article VI of the by-laws. The Registrant maintains and has in effect such insurance.

         Article VIII of the Registrant's articles of incorporation eliminates the personal liability of the Registrant's directors to the Registrant or its shareholders for monetary damages for breach of their fiduciary duties as a director to the fullest extent provided by Georgia law. Section 14-2-856(b) of the OCGA provides for the elimination off such personal liability, except for liability (i) for any appropriation, in violation of the director's duties, of any business opportunity of the Registrant, (ii) for acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under
Section 14-2-832 of the OCGA or (iv) for any transaction from which the director received any improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 16.  EXHIBITS



EXHIBIT
NO.         DESCRIPTION
            -----------

4.1         Warrant Agreement between the Company and Reliance Trust Company, dated as of June 19, 1997 (Incorporated by reference to Exhibit 4.4 to the
            Registration Statement on Form SB-2, File No. 333-24619).

5.1         Opinion of Smith, Gambrell & Russell, LLP

23.1        Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 5.1)

23.2        Consent of Yohalem, Gillman & Company LLP

23.3        Consent of Arthur Andersen LLP




ITEM 17.  UNDERTAKINGS.

(A) RULE 415 OFFERING

         The undersigned small business issuer hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section l0(a) (3) of the Securities Act of 1933.

         (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registrant statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

(3) Remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(B)      REQUEST FOR ACCELERATION OF EFFECTIVE DATE

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Marietta, State of Georgia, on May 1, 2000.



                                          PROFESSIONAL TRANSPORTATION GROUP
                                          LTD., INC.


                                          By: /s/  Dennis A. Bakal
                                              ----------------------------------
                                          Dennis A. Bakal
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 1, 2000.




SIGNATURES                                   TITLE
                                             -----


/s/  Dennis A. Bakal                         Chief Executive Officer, President and Director
-----------------------------------          (Principal Executive Officer)
Dennis A. Bakal


/s/  Susan P. Dial                           Chief Financial Officer
-----------------------------------          (Principal Financial and Accounting Officer)
Susan P. Dial


                 *                           Director
-----------------------------------
Robert E. Altenbach


                 *                           Director
-----------------------------------
Gregory G. Hardwick


                 *                           Director
-----------------------------------
W. Anthony Huff


                 *                           Director
-----------------------------------
Danny L. Pixler



* By power-of-attorney, granted
  in Post-effective Amendment No. 1 to this
  Registration Statement.

By: /s/ DENNIS A. BAKAL
   --------------------
   Dennis A. Bakal,
   Attorney-in-fact

                                  EXHIBIT INDEX



EXHIBIT
  NO.                      DESCRIPTION
-------                    -----------

4.1                        Warrant Agreement between the Company and Reliance
                           Trust Company, dated as of June 19, 1997
                           (Incorporated by reference to Exhibit 4.4 to the Registration Statement on Form SB-2, File No.
                           333-24619).

5.1                        Opinion of Smith, Gambrell & Russell, LLP

23.1                       Consent of Smith, Gambrell & Russell, LLP (included in
                           Exhibit 5.1)

23.2                       Consent of Yohalem, Gillman & Company LLP

23.3                       Consent of Arthur Andersen LLP